                                                                    EXHIBIT 99


FOR IMMEDIATE RELEASE

Contacts:   Valerie Brodie
            Director, Investor Relations
            949/585-4293
            vbrodie@epicor.com


               EPICOR REPORTS THIRD QUARTER 1999 FINANCIAL RESULTS

IRVINE, Calif., October 21, 1999 -- Epicor Software Corporation (NASDAQ: EPIC), today reported its financial results for the third quarter ended September 30, 1999. Revenues for the third quarter were $63.2 million. Net loss for the quarter was $9.7 million or $0.24 cents per share.

         The company's balance sheet as of September 30, 1999 showed cash, cash equivalents and short-term investments of $34.6 million, accounts receivable of $80.9 million and deferred revenue of $36.1 million.

         The company believes that the decrease in its revenues from the prior quarter reflects a continued industry slow down in demand for enterprise-software as customers divert spending to complete their Year 2000 compliance programs. Consistent with many other enterprise-software vendors, the company expects the uncertainty in license revenues to continue until the impact of Year 2000 issues dissipates.

         The reported loss of $0.24 per share for the quarter was attributable primarily to the combined impact on gross margins as a result of a shift in the revenue mix from software license towards services, higher than anticipated sales discounting in the quarter and certain revisions associated with the company's amortization policies. The company has also increased operating expenses related to the investment in new product development, web-enablement and integration of its existing back and front office products, its sales force and continued efforts to re-brand the company.

         The company anticipates the balance of the year to be difficult. The company anticipates that the level of on-going expenses will decrease. The company is also taking decisive actions to centralize and streamline its operating processes and will review all facets of the company to reduce, where appropriate, non-essential spending as it continues to consolidate operations.


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                                       Epicor Reports Third Quarter 1999 Results
                                                                          Page 2


         "We are committed to our fundamental business strategy going forward," said George Klaus, chairman, president and CEO of Epicor. "The results reflect the company's aggressive investment in the transition to an emerging e-Business model. Ensuring that Epicor's application suites address our customers' web-centric requirements, will strongly position the company to leverage the tremendous growth opportunities created by this shift to integrated internet-based enterprise applications."

ABOUT EPICOR SOFTWARE CORPORATION

         Epicor, the company formed following the merger of Platinum Software and DataWorks, is the largest enterprise software supplier focused exclusively on the requirements of midmarket companies. Epicor delivers business performance solutions that enable companies to automate on their own terms and outperform their competition by capitalizing on customer relationships, minimizing the risks and upheaval of conventional enterprise resource planning (ERP) systems.

         Founded in 1984, Epicor is ranked among the industry's ten largest enterprise business solutions providers by industry analysts, with more than 10,000 enterprise customers worldwide. Epicor is headquartered in Irvine, California and employs more than 1,600 employees globally. More information about Epicor, its products and services is available at www.epicor.com.

                                      # # #

Epicor is a trademark of Epicor Software Corporation. Platinum is a registered trademark of PLATINUM technology International, Inc. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

The foregoing statements regarding anticipated future expense levels, operating results, market trends and product deliveries are "forward-looking statements" that involve risks and uncertainties and actual results may differ materially. The factors that could affect actual results include but are not limited to, the company's success in controlling costs, achieving operating results and margins; fluctuations in demand for the company's products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing; the ability of the Company to expand ERP product offerings, and the discovery of undetected software errors and other factors discussed in the Company's Quarterly report on Form 10-Q, for the period ending June 30, 1999, at pages 13-18.


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                                       Epicor Reports Third Quarter 1999 Results
                                                                          Page 3


                           EPICOR SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     SEPTEMBER 30,   DECEMBER 31,
                                                         1999           1998
                                                     -------------   ------------
ASSETS                                                (Unaudited)
Current assets:
  Cash and cash equivalents                            $  14,390     $  22,175
  Short-term investments                                  20,163        30,511
  Accounts receivable, net                                80,934        84,789
  Inventories                                              1,124           971
  Prepaid expenses and other                              11,631        13,826
                                                       ---------     ---------
     Total current assets                                128,242       152,272

Property and equipment, net                               17,684        13,388
Software development costs, net                            9,269         5,572
Intangible assets, net                                    32,613        32,056
Other assets                                               5,551         8,989
                                                       ---------     ---------
Total assets                                           $ 193,359     $ 212,277
                                                       =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $  14,620     $  16,490
  Accrued expenses                                        19,478        24,741
  Accrued merger and restructuring costs                   4,739        15,090
  Deferred revenue                                        36,066        36,845
                                                       ---------     ---------
     Total current liabilities                            74,903        93,166

Long-term liabilities                                      1,079         1,116

Stockholders' equity:
  Preferred stock                                          7,501         7,501
  Common stock                                                41            40
  Additional paid-in capital                             237,546       232,042
  Less: notes receivable from officers for issuance
   of restricted stock                                   (11,377)      (11,563)
  Accumulated other comprehensive income (loss)              674          (245)
  Accumulated deficit                                   (117,008)     (109,780)
                                                       ---------     ---------
     Total stockholders' equity                          117,377       117,995
                                                       ---------     ---------
Total liabilities and stockholders'equity              $ 193,359     $ 212,277
                                                       =========     =========


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                                       Epicor Reports Third Quarter 1999 Results
                                                                          Page 4


                           EPICOR SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                             SEPTEMBER 30,             SEPTEMBER 30,
                                         --------------------      ---------------------
                                           1999        1998          1999         1998
                                         --------     -------      ---------     -------
                                       (Unaudited)  (Unaudited)   (Unaudited)  (Unaudited)
Revenues:
   License fees                          $ 22,024     $16,177      $  71,468     $52,007
   Services                                40,210      14,039        119,230      36,472
   Other                                      971         113          4,768         423
                                         --------     -------      ---------     -------
     Total revenues                        63,205      30,329        195,466      88,902

Cost of revenues                           30,134      10,066         88,184      26,780
                                         --------     -------      ---------     -------

Gross profit                               33,071      20,263        107,282      62,122

Operating expenses:
   Sales and marketing                     22,599      10,953         62,812      34,131
   Software development                     8,348       2,797         20,466       8,446
   General and administrative              11,869       1,936         31,789       5,675
                                         --------     -------      ---------     -------
     Total operating expenses              42,816      15,686        115,067      48,252
                                         --------     -------      ---------     -------

Income (loss) from operations              (9,745)      4,577         (7,785)     13,870
Other income, net                              47         298            993       1,025
                                         --------     -------      ---------     -------

Income (loss) before income taxes          (9,698)      4,875         (6,792)     14,895
Provision for income taxes                      0         180            436         180
                                         --------     -------      ---------     -------

Net income (loss)                        $ (9,698)    $ 4,695      $  (7,228)    $14,715
                                         ========     =======      =========     =======

Net income (loss) per share - basic      $  (0.24)    $  0.17      $   (0.18)    $  0.56
Net income (loss) per share - diluted    $  (0.24)    $  0.16      $   (0.18)    $  0.49

Common shares outstanding - basic          40,703      28,330         40,510      26,234
Common shares outstanding - diluted        40,703      30,009         40,510      30,194


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